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                              POWER OF ATTORNEY

     We, the undersigned Trustees of Fixed Income SHares, hereby severally constitute and appoint Susan A. Murphy and Stephen J. Treadway, our true and lawful attorneys, with full power to each of them to sign for us, and in our name and in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) to the Registration Statement of Fixed Income SHares on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name:                                  Capacity:           Date:


/s/ PAUL BELICA                        Trustee             February 8, 2000
_________________________
Paul Belica


/s/ ROBERT E. CONNOR                   Trustee             February 11, 2000
_________________________
Robert E. Connor